                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   --------



                                   FORM 8-K/A
                          AMENDMENT NO. 1 TO FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported) June 27, 1996
                                                 ------------------------

                                JUST TOYS, INC.
               (Exact Name of Registrant as Specified in Charter)



        DELAWARE                          0-20612                                     13-3677074
(State or Other Jurisdiction of    (Commission File Number)            (I.R.S. Employer Identification Number)
Incorporation)


                              50 WEST 23RD STREET
                            NEW YORK, NEW YORK 10010
              (Address of Principal Executive Offices) (Zip Code)



 Registrant's telephone number, including area code 212-645-6335
                                                    ---------------

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
- -------    ------------------------------------------------------------------

       (a) Financial Statements of Businesses Acquired.
           -------------------------------------------

Audited Financial Statements

- -  Report of Ernst & Young LLP Independent Auditors for the year ended
   December 31, 1995
- -  Year ended December 31, 1994 -- See note at F-2
- -  Balance Sheets as of December 31, 1995 and 1994
- -  Statements of Operations for the years ended December 31, 1995 and 1994
- - Statements of Shareholders' (Deficiency) Equity for the years ended December 31, 1995 and 1994
- -  Statements of Cash Flows for the years ended December 31, 1995 and 1994
- - Condensed Statements of Cash Flows for the six months ended June 30, 1996 and 1995
- -  Notes to Financial Statements


Unaudited Interim Financial Statements

- -  Condensed Balance Sheet as of June 30, 1996
- -  Condensed Statements of Operations for the six months ended June 30, 1996 and 1995
- - Condensed Statements of Cash Flows for the six months ended June 30, 1996 and 1995
- -  Notes to Financial Statements

 (b) Pro Forma Financial Information.
     -------------------------------

- -  Basis of Presentation
- - Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1996
- - Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995
- -  Notes to Unaudited Pro Forma Condensed Combined Financial Statements


 (c) Exhibits.
     --------

23.1    Consent of Ernst & Young LLP

               Index to Financial Statements of Table Toys, Inc.




Audited Financial Statements

Report of Ernst & Young LLP Independent Auditors for the year
  ended December 31, 1995..................................................          F-1
Year ended December 31, 1994 -- See note at F-2............................          F-2
Balance Sheets as of December 31, 1995 and 1994............................          F-3
Statements of Operations for the years ended December 31, 1995 and 1994....          F-4
Statements of Shareholders' (Deficiency) Equity for the years
  ended December 31, 1995 and 1994.........................................          F-5
Statements of Cash Flows for the years ended December 31, 1995 and 1994....          F-6
Notes to Financial Statements..............................................  F-7 to F-14

Unaudited Interim Financial Statements

Condensed Balance Sheet as of June 30, 1996................................         F-15
Condensed Statements of Operations for the six months ended June 30, 1996
 and 1995..................................................................         F-16
Condensed Statements of Cash Flows for the six months ended June 30, 1996
 and 1995..................................................................         F-17
Notes to Financial Statements..............................................         F-18

                         Report of Independent Auditors


To the Board of Directors and Stockholders of Table Toys, Inc.

We have audited the balance sheet of Table Toys, Inc. (the "Company") as of December 31, 1995, and the related statements of operations, stockholders' (deficiency) equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the financial position of Table Toys, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The 1995 financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company filed a voluntary petition for bankruptcy under Chapter 11 of the Bankruptcy Code and has entered into an asset purchase agreement for the sale of substantially all of its assets to Just Toys, Inc. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                        /s/ ERNST & YOUNG LLP
                                                        ERNST & YOUNG LLP

New York, New York
May 9, 1996

        The financial statements of Table Toys, Inc. (the "Company") for the year ended December 31, 1994 and the related statements of operations and cash flows are included herein without the report of independent auditors. Such financial statements, together with a report of independent auditors in respect thereto, were delivered to Just Toys, Inc. pursuant to Section 5.2.9 of that certain Asset Purchase Agreement dated January 22, 1996 between Just Toys, Inc. and the Company filed as Exhibit 2.1 to the initial Form 8-K filed by Just Toys, Inc. with respect to its acquisition of substantially all of the operating assets of the Company. That accounting firm has not consented to the use of its report in this filing and, therefore, such report has been omitted.

                                Table Toys, Inc.

                                 Balance Sheets

                                                 DECEMBER 31
ASSETS                                        1995         1994
                                        ---------------------------
Current assets:
 Cash (Note 11)                         $     153,857    $  352,983
 Accounts receivable, net of allowance
  for doubtful accounts of $199,000 in
  1995 and $15,000 in 1994 (Note 11)          598,252     3,355,608
 Inventory (Note 4)                         1,329,449     2,727,451
 Property and equipment held for sale,
  net (Note 5)                                173,752             -
 Deferred income taxes (Note 8)               600,000             -
 Refundable income taxes (Note 8)              98,079             -
 Prepaid expenses                              13,444        48,898
                                        ---------------------------
Total current assets                        2,966,833     6,484,940

Property and equipment, net (Note 5)                -       608,823
Other assets                                   11,859        32,962
                                        ---------------------------
Total assets                              $ 2,978,692    $7,126,725
                                        ===========================

LIABILITIES, REDEEMABLE PREFERRED STOCK
 AND STOCKHOLDERS' (DEFICIENCY) EQUITY
Current liabilities:
 Accounts payable and accrued expenses    $ 2,320,476    $2,604,896
 Accrued commissions                          334,000       343,000
 Borrowings under line of credit (Note 6)     439,371     2,479,000
 Notes payable (including accrued
  interest) to stockholder of Fantasy
  Toys, Inc. (Note 3)                         544,000             -
 Current portion of long-term
  obligations (Note 7)                        559,762        60,252
 Income taxes payable (Note 8)                      -        27,037
                                        ---------------------------
Total current liabilities                   4,197,609     5,514,185

Deferred income taxes (Note 8)                      -        77,608
Long-term obligations (Note 7)                      -        26,495
Redeemable convertible preferred stock,
 $4 par value - 187,490 shares
 authorized; 168,900 shares issued and
 outstanding (Note 9)                         844,500       675,600
Commitments (Notes 3, 9 and 10)
Stockholders' (deficiency) equity:
 Common stock, no par value - 2,000,000
  shares authorized; 304,140 shares
  issued and outstanding                      407,344       407,344
 (Accumulated deficit) retained earnings   (2,470,761)      425,493
                                        ---------------------------
Total stockholders' (deficiency) equity    (2,063,417)      832,837
                                        ---------------------------
Total liabilities and stockholders'
 (deficiency) equity                      $ 2,978,692    $7,126,725
                                        ===========================

See accompanying notes.

                                Table Toys, Inc.

                            Statements of Operations




                                            YEAR ENDED DECEMBER 31
                                              1995          1994
                                        ----------------------------



 Revenue (Note 11)                         $ 5,493,935    $9,298,017

Costs and expenses:
  Cost of revenue                            5,118,018     6,076,130
  Selling, general and administrative
  expenses (Note 5)                          3,653,160     2,851,032
  Interest                                     225,798        94,851
                                        ----------------------------
                                             8,996,976     9,022,013
                                        ----------------------------

  (Loss) income before (benefit)
  provision for income taxes                (3,503,041)      276,004


  (Benefit) provision for  income taxes
  (Note 8)                                    (775,687)      105,000
                                        ----------------------------

  Net (loss) income                         (2,727,354)      171,004

  Preferred stock dividend (Note 9)            168,900             -
                                        ----------------------------
  (Loss) income attributable to common
  stockholders                             $(2,896,254)   $  171,004
                                        ============================



See accompanying notes.

                                Table Toys, Inc.

                Statements of Stockholders' (Deficiency) Equity

                     Years ended December 31, 1995 and 1994




                                                             RETAINED
                                                             EARNINGS/
                                 COMMON STOCK               ACCUMULATED
                              SHARES    AMOUNT                DEFICIT            TOTAL
                            ------------------------------------------------------------------

Balance, December 31, 1993    304,140   $407,344         $   281,769        $   689,113
Income distribution                 -          -             (27,280)           (27,280)
Net income                          -          -             171,004            171,004
                            ------------------------------------------------------------------
Balance, December 31, 1994    304,140    407,344             425,493            832,837
Net loss                            -          -          (2,896,254)        (2,896,254)
                            ------------------------------------------------------------------
Balance, December 31, 1995    304,140   $407,344         $(2,470,761)       $(2,063,417)
                            ==================================================================


See accompanying notes.

                                Table Toys, Inc.

                            Statements of Cash Flows



                                            YEAR ENDED DECEMBER 31
                                              1995           1994
                                        ----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                          $(2,727,354)  $   171,004
Adjustments to reconcile net (loss)
 income to net cash provided by (used
 in) operating activities:
 Depreciation and amortization                 475,988       131,246
 Write down of impaired property and
 equipment                                     736,435             -
 Provision for losses on accounts
  receivable                                   184,000             -
 Interest on notes payable to
  stockholders of Fantasy Toys,
  Inc. (Note 3)                                 44,000             -
 Refundable income taxes                       (98,079)            -
 Deferred income taxes                        (677,608)       36,400
 Changes in operating assets and
  liabilities, net of the effects
  of the acquisition of Fantasy Toys,
   Inc. in 1995 (Note 3):
     Accounts receivable                     2,573,356    (1,059,177)
     Inventory                               1,848,002    (1,944,813)
     Prepaid expenses                           35,454        12,202
     Other assets                               21,103       (34,585)
     Accounts payable and accrued
      expenses                                (284,420)    1,509,819
     Accrued commissions                        (9,000)            -
     Income taxes payable                      (27,037)      (14,529)
                                        ----------------------------
     Net cash provided by (used in)
      operating activities                   2,094,840    (1,192,433)
                                        ----------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of certain assets of
 Fantasy Toys, Inc. (Note 3)                  (500,000)            -
Purchases of property and equipment           (227,352)     (409,341)
                                        ----------------------------
Net cash used in investing activities         (727,352)     (409,341)
                                        ----------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under line of credit                      -     2,034,814
Payments under line of credit               (2,039,629)            -
Proceeds from long-term obligations            635,275      (229,974)
Payments on long-term obligations             (162,260)            -
Income distribution                                  -       (27,280)
                                        ----------------------------
Net cash (used in) provided by
 financing activities                       (1,566,614)    1,777,560
                                        ----------------------------
Net (decrease) increase in cash               (199,126)      175,786
Cash, beginning of year                        352,983       177,197
                                        ----------------------------
Cash, end of year                          $   153,857   $   352,983
                                        ============================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid during the year for interest     $   172,136   $    72,700
Cash paid during the year for income
 taxes                                     $    14,951   $    83,129
SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES
Capital lease obligations incurred for
 lease of new equipment                    $         -   $    39,746

  See accompanying notes.

                               Table Toys, Inc.

                         Notes to Financial Statements

                               December 31, 1995



1. DESCRIPTION OF BUSINESS

Table Toys, Inc. (the "Company") was incorporated under the laws of the State of Texas on September 15, 1989. The Company designs, manufactures and markets children's play tables on which interlocking blocks are used for play and education.

On January 26, 1996, the Company filed a voluntary petition for bankruptcy under Chapter 11 of the Bankruptcy Code. Prior to filing the petition, on January 22, 1996, the Company determined that the best prospect for return on its assets was a sale of substantially all of its assets to Just Toys, Inc. ("Just Toys"). Accordingly, the Company entered into an asset purchase agreement (the "Asset Purchase Agreement"), with Just Toys on January 22, 1996. Also on January 22, 1996, the Company entered into a marketing and distribution agreement (the "Distribution Agreement") with Just Toys for the exclusive distribution of the Company's inventory. The Company will be compensated for such inventory at its cost. The Distribution Agreement was approved by the Bankruptcy Court on February 7, 1996 and will cease upon the closing of the Asset Purchase Agreement. The Asset Purchase Agreement was approved by the Bankruptcy Court on May 9, 1996. In accordance with the terms of the Asset Purchase Agreement, the Company is required to change its corporate name upon the closing of the Asset Purchase Agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RECLASSIFICATIONS

Certain amounts from the 1994 financial statements have been reclassified to conform to the current year's presentation.

CASH AND CASH EQUIVALENTS

The Company considers all financial instruments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORY

Inventory is valued at the lower of cost, using primarily the first-in, first-out ("FIFO") method, or market.

                               Table Toys, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Normal repairs and maintenance costs are expensed as incurred. Additions and major improvements are capitalized. The costs of assets retired or otherwise disposed of and the related allowances for depreciation are eliminated from the accounts in the year of disposal, and the resulting gain or loss, if any, is included in operations.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets; such lives range from two to seven years.

INCOME TAXES

The Company accounts for income taxes using the liability method in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING COSTS

Advertising costs are expensed as incurred and amounted to approximately $218,000 and $388,000, respectively, for the years ended December 31, 1995 and 1994.

3. ACQUISITION

In January 1995, the Company acquired substantially all of the equipment and inventory of Fantasy Toys, Inc. for $760,000. The acquisition was financed through bank borrowings of $500,000 (See Note 7) and a $260,000 note to the seller (a component of a total purchaser note payable of $500,000). The $500,000 bank note is payable in monthly installments of $10,417 plus interest from March 1995 through February 1999 and went into default subsequent to year end. Interest is computed at a prime plus 2% interest rate.

                               Table Toys, Inc.

3. ACQUISITION (CONTINUED)

The note is secured by all inventory, chattel paper, accounts receivable, contract rights, equipment, general intangibles and fixtures along with personal guarantees by various stockholders of the Company. The seller also signed a five-year non-compete agreement which began January 31, 1995 and received a $240,000 (the balance of the purchaser note payable of $500,000). Both the $260,000 and $240,000 notes bear interest at 8%, are secured by the assets purchased, were due on March 31, 1996 and are currently in default.

The acquisition was accounted for under the purchase method of accounting as follows:



Assets acquired:

   Inventory                                 $  450,000
   Property and equipment                       310,000
   Covenant not-to-compete                      240,000
                                           ------------
                                             $1,000,000
                                           ============
   Cash paid and debt incurred:
   Cash paid                                 $  500,000
   Note payable to stockholder
   of Fantasy Toys, Inc.                        500,000
                                           ------------
                                             $1,000,000
                                           ============


The covenant not-to-compete was amortized in full in 1995, due to the Asset Purchase Agreement (See Note1) entered into on January 22, 1996.

4. INVENTORY

Inventory consisted of the following:

                                                     1995         1994
                                               ---------------------------


Raw materials                                  $  914,663    $  933,246
Work-in-progress                                  -              84,423
Finished goods                                    414,786     1,709,782
                                               ---------------------------

                                               $1,329,449    $2,727,451
                                               ===========================

                               Table Toys, Inc.

5. Property and Equipment

Property and equipment consisted of the following:

                                            1995        1994
                                        ----------------------

Equipment                                  $172,681  $ 814,347
Office furniture                              1,071     10,398
Leasehold improvements                            -     26,448
                                        ----------------------
                                            173,752    851,193
Less accumulated depreciation and                 -   (242,370)
 amortization
                                        ----------------------
                                           $173,752   $608,823
                                        ======================


In 1995, property and equipment with a net book value of $70,534, primarily molds that are no longer used and equipment that will not be purchased under the Asset Purchase Agreement were written off. In addition, property and equipment was written down by an additional $665,901 to reflect their net realizable value pursuant to the Asset Purchase Agreement (See Note 1).

6. LINE OF CREDIT

The Company has a $2,600,000 line of credit with a commercial lender. Borrowings under the line of credit were approximately $439,000 and $2,479,000 at December 31, 1995 and 1994, respectively. This line of credit is payable on demand and is secured by the accounts receivable and inventory of the Company along with personal guarantees by various stockholders of the Company. The interest rate is prime plus 2% (10.5% at December 31, 1995 and 1994).

                               Table Toys, Inc.

7. Long-TERM OBLIGATIONS

Long-term obligations at December 31, 1995 and 1994 consists of the following:



                                              1995              1994
                                            ------------------------
                                          (IN DEFAULT)
Note payable to commercial lender (See
 Note 3), interest at 10.5% , repayable
 in equal monthly installments of
 $10,417 through February 1999, secured
 by accounts receivable, inventory,
 machinery and equipment and the
 personal guaranty of two stockholders      $ 395,830      $      -
Installment note payable, with interest
 at 10%, secured by equipment                   2,815         7,210
Capital lease obligation, with interest
 at 16%, secured by equipment and
 personal guaranty of a stockholder               772         6,616
Capital lease obligation, interest at
 17%, due in monthly payments of $1,243
 including interest  through August
 1997, secured by equipment                    25,070        35,270
Senior subordinated notes payable to
 stockholders, due in February 1996
 with interest at 12% per annum (A)           135,275             -
Note payable to commercial lender,                  -        37,651
 interest at 12%
                                            ------------------------
                                              559,762        86,747
Less current portion                         (559,762)      (60,252)
                                            ------------------------
Long-term obligations                       $       -      $ 26,495
                                            ========================

(A) The principal on the senior subordinated notes is payable at the option and election of the noteholders, either in cash or shares of common stock at a price of $4 per share of the common stock of the Company. Interest is due at maturity and is payable in common stock of the Company at $4 per share of common stock. In addition, the Company issued warrants to purchase approximately 27,500 shares on common stock at $4 per share to the noteholders.

In June 1992, the Company issued a warrant for the purchase of common stock to its commercial lender. The warrant entitles the lender to purchase up to 75,098 shares of common stock at $4 per share through December 8, 1998 and contains anti-dilutive provisions. In addition, the warrant holder has the option after June 7, 1995 to require the

                               Table Toys, Inc.

7. LONG-TERM OBLIGATIONS (CONTINUED)

Company to purchase the warrant, or shares issued pursuant to the warrant, based on a formula related to the Company's net book value and past earnings.

Capitalized lease equipment of $63,894 was included in property and equipment as of December 31, 1994. The net book value of such equipment at December 31, 1994 was approximately $47,000.

8. INCOME TAXES

Refundable income taxes represent the income tax benefit due to the carry back of net operating losses.

The components of the (benefit) provision for income taxes for the years ended December 31, 1995 and 1994 were as follows:

                                                1995       1994
                                           -----------------------

     Current                                 $ (98,079)   $ 68,600
     Deferred                                 (677,608)     36,400
     Total                                   $(775,687)   $105,000
                                           =======================


The (benefit) provision for income taxes differs from the amount computed by applying federal income tax statutory rate on (loss) income for the year ended December 31, 1995 and 1994 as follows:



                                                1995       1994
                                           -----------------------
     Taxes calculated at statutory rate $(1,191,034) $ 93,841 Loss from which no tax benefit was
     provided                                  409,280           -
     State income taxes                              -       7,920
     Other, net                                  6,067       3,239
                                           -----------------------
                                             $(775,687)   $105,000
                                           =======================

At December 31, 1995, the Company had net operating loss carryforwards of approximately $2,100,000 expiring in 2010. Significant components of deferred tax assets and liabilities were as follows:

                               Table Toys, Inc.

8. INCOME TAXES (CONTINUED)

                                               DECEMBER 31,
                                        ------------------------
                                                1995        1994
                                        ------------------------

Net operating loss carry forward          $  785,000   $       -
Allowance for doubtful accounts               74,000           -
Amortization of covenant not-to-compete       83,000           -
Inventory allowance                          144,000           -
Write down and depreciation of property
 and equipment                               224,000     (78,000)
                                        ------------------------

                                           1,310,000     (78,000)
Valuation allowance                         (710,000)          -
                                        ------------------------
Net deferred tax asset (liability)        $  600,000   $ (78,000)
                                        =========================


The net deferred tax asset at December 31, 1995, represents management's estimate of deferred tax assets that would be utilized to offset net gains resulting from the cancellation of debt in conjunction with the settlement of the bankruptcy case.

9. REDEEMABLE PREFERRED STOCK

The Company is authorized to issue 187,490 shares of $4 par value preferred stock. The preferred stock is entitled to receive dividends of 10% per annum, payable on a quarterly basis beginning January 31, 1994, and is convertible to common stock (subject to certain anti-dilutive provisions) through July 31, 1996. At that time, and over the subsequent 16 quarters, 1/16 of the outstanding shares will either be redeemed or converted to common stock at the discretion of the stockholders. The redemption price is par value plus any accrued and unpaid dividends. Also, the preferred stockholders have a liquidation preference for both the par value of the preferred stock and any dividends accrued but unpaid.

In May 1994 and February 1995, the Board of Directors approved the issuance of 15,483 and 12,667 shares, respectively, of common stock in satisfaction of the 10% dividends accrued from June 1993 through January 1995 on the preferred stock. Such shares were not issued. The cumulative dividend on the preferred stock has been accrued as of December 31, 1995.

                               Table Toys, Inc.

9. REDEEMABLE PREFERRED STOCK (CONTINUED)

Upon any event of default, as defined, the holders of at least a majority of the preferred stock shall be entitled at any special meeting of the holders of the preferred stock to elect such number of directors of the Company as will permit the holders of the preferred stock to elect a majority of the directors of the Company. The preferred directors shall serve until 30 days after all events of default shall have ceased to continue. The preferred stockholders have not taken steps to enforce this right.

10. COMMITMENTS

The Company has several operating leases for office space and equipment. Total lease expense was approximately $89,200 for 1995 and $119,600 for 1994. Future minimum lease commitments for the Company are approximately $3,700 for 1996 and $2,470 for 1997.

11. CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentration of credit risk are primarily cash and accounts receivable. The Company maintains its cash and cash equivalents in accounts with a limited number of financial institutions. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

Sales to significant customers were as follows:



                                        YEAR ENDED DECEMBER 31,
                                          1995         1994
                                        -------------------------


Customer #1                             25%           -
Customer #2                             -             40%
Customer #3                             17%           15%
                                        -------------------------
                                        42%           55%
                                        =========================

                                Table Toys, Inc.

                            Condensed Balance Sheet
                                  (Unaudited)

                                 June 30, 1996




ASSETS
Current assets:
  Cash                                  $   663,645
  Deferred income taxes                     600,000
  Refundable income taxes (Note 8)           98,079
                                         ------------
Total current assets                      1,361,724

Investment in Just Toys, Inc. Preferred
 Stock                                      941,932
                                         ------------
Total assets                            $ 2,303,656
                                        =============

LIABILITIES, REDEEMABLE PREFERRED STOCK
 AND STOCKHOLDERS'
     (DEFICIENCY) EQUITY
Current liabilities:
  Accounts payable and accrued expenses $ 2,794,943
  Borrowings under line of credit           528,607
  Notes payable (including accrued
   interest) to stockholder of Fantasy      556,000
   Toys, Inc.

  Other debt                                156,551
                                         ------------
Total current liabilities                 4,036,101

Redeemable convertible preferred stock,
 $4 par value - 187,490 shares
 authorized; 168,900 shares issued and
 outstanding                                878,280


Stockholders' (deficiency) equity:
  Common stock, no par value - 2,000,000
   shares authorized; 304,140 shares
   issued and outstanding                   407,344
 (Accumulated deficit)                   (3,018,069)
                                         ------------
Total (deficiency) equity                (1,732,445)
                                         ------------
Total liabilities and stockholders'     $ 2,303,656
 (deficiency) equity                    =============




See accompanying notes.

                                Table Toys, Inc.

                       Condensed Statements of Operations
                                  (Unaudited)



                                           SIX MONTHS ENDED JUNE 30
                                              1996          1995
                                        -----------------------------

 Revenue                                   $1,461,191   $ 1,087,798

Costs and expenses:
  Cost of revenue                           1,525,713     1,067,738
  Selling, general and administrative         379,797       985,258
    expenses
  Interest                                     69,209       107,548
                                        -----------------------------
                                            1,974,719     2,160,544
                                        -----------------------------

Loss before (benefit) provision for          (513,528)   (1,072,746)
 income taxes

(Benefit) provision for  income taxes               -      (189,000)
 (Note 8)
                                        -----------------------------
Net loss                                     (513,528)     (883,746)

Preferred stock dividend                       33,780       101,340
                                        -----------------------------
Loss income attributable to common         $ (547,308)  $  (985,086)
 stockholders                           =============================



See accompanying notes.

                                Table Toys, Inc.

                       Condensed Statements of Cash Flows



                                           SIX MONTHS ENDED JUNE 30
                                              1996          1995
                                        ---------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                           $(513,528)  $  (883,746)
Adjustments to reconcile net (loss)
 income to net cash provided by (used                       112,976
 in) operating activities:

Depreciation and amortization                  95,978             -
Interest on notes payable to                   12,000        20,000
 stockholders of Fantasy Toys, Inc.
Deferred income taxes                               -      (189,000)
Changes in operating assets and
 liabilities, net of the effects of the
 acquisition of Fantasy Toys, Inc. in
 1995:
Accounts receivable                           598,252     2,739,213
Inventory                                     465,291       577,246
Prepaid expenses                               13,444       (69,435)
Other assets                                   11,859       (33,256)
Accounts payable and accrued expenses         140,467    (1,039,658)
                                        ---------------------------
Net cash provided by (used in)                823,763     1,234,340
 operating activities

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of certain assets of                    -      (500,000)
 Fantasy Toys, Inc.
Purchases of property and equipment                 -       (38,938)
                                        ---------------------------
Net cash used in investing activities               -      (538,938)
                                        ---------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under line of credit                89,236             -
Payments under line of credit                       -    (1,453,863)
Proceeds from long-term obligations                 -       500,000
Payments on long-term obligations            (403,211)      (80,163)
                                        ---------------------------
Net cash (used in) provided by               (313,975)   (1,034,026)
 financing activities
                                        ---------------------------

Net (decrease) increase in cash               509,788      (338,624)
Cash, beginning of year                       153,857       352,983
                                        ---------------------------
Cash, end of year                           $ 663,645   $    14,359
                                        ===========================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid during the period for interest    $  57,208   $    87,548

SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES
Capital lease obligations incurred for
 lease of new equipment                     $       -   $    39,746
Investment in Just Toys, Inc. Preferred
 Stock                                      $ 941,932   $         -

                               Table Toys, Inc.

                    Notes to Condensed Financial Statements

                                  (Unaudited)

                                 June 30, 1996


1. BASIS OF PRESENTATION

The accompanying interim financial statements of Table Toys, Inc. ("Table Toys") as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X and are unaudited. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1996 are not necessarily indicative of results to be expected for the year ending December 31, 1996.

SALE OF ASSETS

On January 26, 1996, Table Toys, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the Bankruptcy Code. Prior to filing the petition, on January 22, 1996, Table Toys determined that the best prospect for return on its assets was a sale of substantially all of its assets to Just Toys, Inc. ("Just Toys"). Accordingly, Table Toys entered into an asset purchase agreement (the "Asset Purchase Agreement"), with Just Toys on January 22, 1996. Also on January 22, 1996, the Table Toys entered into a marketing and distribution agreement (the "Distribution Agreement") with Just Toys for the exclusive distribution of the Table Toys' inventory. The Distribution Agreement was approved by the Bankruptcy Court on February 7, 1996 and ceased upon the closing of the Asset Purchase Agreement. The Asset Purchase Agreement was approved by the Bankruptcy Court on May 9, 1996 and the sales closed on June 27, 1996. In accordance with the terms of the Asset Purchase Agreement, Table Toys is required to change its corporate name upon the closing of the Asset Purchase Agreement.

As consideration for the assets acquired, Table Toys received cash of $391,291 and 538,243 shares of Series B Convertible Preferred Stock with a liquidation value of $3.625 per share. Such shares were valued at $1.75 per share.

                                  Just Toys, Inc.

               Pro Forma Condensed Combined Financial Statements
                                  (Unaudited)


BASIS OF PRESENTATION

The following pro forma condensed combined statements of operations for the year ended December 31, 1995, and the six months ended June 30, 1996 give effect to Just Toys, Inc. and Subsidiaries (the "Company") acquiring substantially all of the assets of Table Toys, Inc.

The pro forma information is based on the historical financial statements of the Company and Table Toys, Inc., giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The pro forma statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 give effect to the transaction as if it occurred at the beginning of the respective periods presented. Because the transaction closed on June 27, 1996 and the acquisition was recorded in the historical balance sheet of Just Toys, Inc. as of June 30, 1996, a pro forma balance sheet as of June 30, 1996 has not been presented herein.

The pro forma condensed combined statements of operations have been prepared by the Company's management based upon the historical financial statements of the Company and Table Toys, Inc. These pro forma condensed combined statements of operations may not be indicative of the results that actually would have occurred if the acquisition had been effected at the beginning of the respective periods presented. The pro forma condensed combined statements of operations should be read in conjunction with the historical financial statements and notes contained elsewhere herein, and in the Company's annual report on Form 10-K and the Company's quarterly report on Form 10-Q.

                                Just Toys, Inc.

              Pro Forma Condensed Combined Statement of Operations
                                  (Unaudited)

                     For the six months ended June 30, 1996

                                             JUST         TABLE               PRO FORMA           PRO FORMA
                                             TOYS         TOYS               ADJUSTMENTS          COMBINED
                                         ---------------------------------------------------------------------

Net sales                                 $8,508,027   $1,461,191           (1,461,191)    2  $8,508,027
Cost of goods sold                         5,245,113    1,525,713           (1,461,191)    2   5,309,635
                                          -----------------------------------------------     -----------
Gross profit                               3,262,914      (64,522)                             3,198,392

Operating expenses                         3,691,812      379,797                              4,071,609
                                          -----------------------------------------------     -----------
Operating loss                              (428,898)    (444,319)                              (873,217)

Other income (expenses):
  Interest expense                          (172,433)     (69,209)             (18,097)    1    (259,739)
  Interest and dividend income                 3,242                                               3,242
  Other income                               251,863            -                                251,863
                                          -----------------------------------------------     -----------
Net loss                                    (346,226)    (513,528)             (18,097)         (877,851)

Preferred stock dividend                           -       33,780              (33,780)    3
Loss attributable to common stockholders  $ (346,226)  $ (547,308)         $   (15,683)       $ (877,851)
                                          ===============================================     ===========

Weighted average common shares
 outstanding                               4,150,000                                           4,150,000
                                          ============                                        ===========

Net loss per common share                     $(0.08)                                             $(0.21)
                                          ============                                        ===========

                                Just Toys, Inc.

              Pro Forma Condensed Combined Statement of Operations
                                  (Unaudited)

                      For the year ended December 31, 1995

                                              JUST         TABLE       PRO FORMA                PRO FORMA
                                              TOYS          TOYS      ADJUSTMENTS               COMBINED
                                          --------------------------------------------------------------------

Net sales                                 $19,588,348   $ 5,493,935                            $ 25,082,283
Cost of goods sold                         13,338,943     5,118,018                              18,456,961
                                          -------------------------------------------          ---------------
Gross profit                                6,249,405       375,917                               6,625,322

Operating expenses                         12,315,601     3,653,160                              15,968,761
                                          -------------------------------------------          ---------------
Operating loss                             (6,066,196)   (3,277,243)                             (9,343,439)

Other income (expenses):
  Interest expense                           (357,562)     (225,798)        (36,194)  1            (619,554)
  Interest and dividend income                141,440             -                                 141,440
  Writedown of investment in Hong
    Kong property                          (1,578,000)            -                              (1,578,000)
  Settlement of arbitration and related
    legal expenses                           (909,594)            -                                (909,594)
  Other expense                               (17,012)            -                                 (17,012)
                                          -------------------------------------------          ---------------
Loss before income taxes (benefit)         (8,786,924)   (3,503,041)        (36,194)            (12,326,159)
Provision for income taxes (benefit)                       (775,687)        775,687   4
                                          -------------------------------------------          ---------------
Net loss                                   (8,786,924)   (2,727,354)        (36,194)            (12,326,159)

Preferred stock dividend                            -       168,900        (168,900)  3
                                          -------------------------------------------          ---------------
Loss income attributable to common
 stockholders                             $(8,786,924)  $(2,896,254)      $(132,706)           $(12,326,159)
                                          ===========================================          ===============

Weighted average common shares
 outstanding                                4,150,000                                             4,150,000
                                          =============                                        ===============

Net loss per common share                      $(2.12)                                               $(2.97)
                                          =============                                        ===============

                                Just Toys, Inc.

          Notes to Pro Forma Condensed Combined Financial Statements
                                  (Unaudited)



1. To accrue additional interest at 9.25% per annum on cash portion of purchase price which was financed through borrowings from the factor.

2. To eliminate inter-company sales.

3. To eliminate preferred stock dividend.

4. To eliminate tax benefit applicable to Table Toys, Inc.

5. Based on the preliminary allocation of purchase price by Just Toys, Inc., the fair value of depreciable assets approximates book value. Accordingly, a pro forma adjustment related to depreciation and amortization was not required.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  JUST TOYS, INC.



September 10, 1996
                                  By: /s/ Morton J. Levy
                                      -------------------------
                                      Morton J. Levy
                                      Chief Executive Officer

                               INDEX TO EXHIBITS
                               -----------------

Exhibit                           Description                     Page
- -------                           -----------                     ----

     23.1                    Consent of Ernst & Young LLP





                                       5